Exhibit 10.21

TIME SHARING AGREEMENT

Dated as of the 22 day of October 2015.

among

DT Credit Company, LLC,

as Lessor,

and

The Entities Listed on the Signature Page hereto,

as Lessees,

concerning the aircraft listed on Exhibit A hereto.

*        *        *

INSTRUCTIONS FOR COMPLIANCE WITH

“TRUTH IN LEASING” REQUIREMENTS UNDER FAR § 91.23

Before execution of this Agreement:

Fill in appropriate dates on this page, the next page and Exhibit A.

Supply information needed in paragraph 19.

Within 24 hours after execution of this Agreement:

Mail a copy of the executed document to the

following address via certified mail, return receipt requested:

Federal Aviation Administration

Aircraft Registration Branch

ATTN: Technical Section

P.O. Box 25724

Oklahoma City, Oklahoma 73125

At least 48 hours prior to the first flight in each aircraft to be conducted under this Agreement:

Provide notice (in the form of the FSDO notification letter in Exhibit B hereto) of (a) the Aircraft registration number, (b) the departure airport and (c) the proposed time of departure of the first flight, by facsimile to the FAA Flight Standards District Office located nearest the departure airport.

Carry a copy of this Time Sharing Agreement in the Aircraft at all times.

TIME SHARING AGREEMENT

This Time Sharing Agreement (the “Agreement”) is made, effective as of the 22 day of October 2015 (the “Effective Date”), by and among DT CREDIT COMPANY, LLC (“Lessor”), an Arizona limited liability company, and the Entities listed on the Signature Page A hereto (collectively “Lessees” and separately “a Lessee”).

R E C I T A L S:

WHEREAS, Lessor is in lawful possession of and is the operator of those certain U.S. registered civil aircraft listed on Exhibit A hereto (together “the Aircraft” and each individually “an Aircraft”));

WHEREAS, Lessor employs/ and/or contracts for the services of a fully qualified flight crew, consisting of a pilot in command and second in command, to operate the Aircraft;

WHEREAS, Lessor operates the Aircraft within the scope of and incidental to its own business; and

WHEREAS, Lessor and Lessees desire to lease said Aircraft and flight crew, from time to time as needed, on a time sharing basis as authorized in Section 91.501 (b)(6) of the Federal Aviation Regulations (“FAR”) and defined in Section 91.501 (c) (1) of the FAR.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the parties agree as follows:

1.     Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of 12 months.

2.     Renewal. This Agreement shall be automatically renewed for successive 12 month terms unless terminated in writing by either of the parties.

3.     Termination. This Agreement may be terminated by either party upon 30 days written notice to the other party.

4.     Aircraft Lease. From time to time during the term of this Agreement, a Lessee may request that Lessor lease an Aircraft with crew to such Lessee on a time sharing basis. Each Lessee shall not request use of an Aircraft for more than 50% of the total hours of use of the Aircraft in each calendar year during term of this Agreement. Lessor agrees to make its best efforts to accommodate use requests of each Lessee, but it shall have no obligation to lease an Aircraft to any Lessee if such Aircraft is needed for the business of Lessor or is otherwise unavailable.

5.     Lease Term. The term of each lease period under this Agreement shall begin upon the commencement of the flight or series of flights requested by Lessee and shall end upon the conclusion of such flight or series of flights.

6.     Applicable Regulations. The parties agree that for all flights under this Agreement, the Aircraft shall be operated under the pertinent provisions of Subpart F of Part 91 of the FAR, If any provision of this Agreement is determined to be inconsistent with any of the requirements of those regulations, it shall be deemed amended in any respect necessary to bring it into compliance with such requirements.

7.     Flight Expenses. For each flight under this Agreement, including any ferry or positioning flights, a Lessee shall reimburse Lessor for such of the actual expenses of each specific flight as are authorized by Section 91.501 (d) of the FAR, or so much of such authorized expenses as may be requested for payment by Lessor. These expenses include and are strictly limited to:

(1)	Fuel, oil, lubricants, and other additives;

(2)	Travel expenses of the crew, including food, lodging and ground transportation;

(3)	Hangar and tie down costs away from the Aircraft’s base of operation;

(4)	Insurance obtained for the specific flight;

(5)	Landing fees, airport taxes and similar assessments;

(6)	Customs, foreign permit, and similar fees directly related to the flight;

(7)	In-flight food and beverages;

(8)	Passenger ground transportation;

(9)	Flight planning and weather contract services; and

(10)	An additional charge equal to 100% of the expenses listed in subparagraph (1) of this paragraph.

It is agreed and understood between Lessor and each Lessee that the actual flight expenses enumerated above are the maximum amounts that may be charged for any flight under this Agreement and that Lessor may, in Lessor’s sole discretion, charge less than the enumerated maximum amounts.

8.     Federal Excise Tax. In addition to Lessor’s actual expenses listed in Paragraph 7 herein, for each flight under this Agreement Lessee shall pay to Lessor the amount of the federal excise tax imposed by Internal Revenue Code Section 4261. Lessor agrees to timely remit such amounts to the Internal Revenue Service (“IRS”) accompanied by the appropriate IRS reporting form.

9.     Invoices. Lessor will pay all expenses related to the operation of an Aircraft when incurred, and will provide an invoice to the Lessee in accordance with Paragraphs 7 and 8 herein within thirty (30) days from the last day of the calendar month in which any flight for such Lessee is operated. Lessee shall pay Lessor for said expenses and excise taxes within fifteen (15) days of receipt of the invoice.

10.   Flight Information. A Lessee will provide Lessor with requests for flights and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least twenty-four (24) hours in advance of Lessee’s planned initial departure. Requests for flights shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties and unless accepted by Lessor, shall be deemed rejected. In addition to the proposed schedules and flight times, a Lessee shall provide at least the following information for each proposed flight at some time prior to scheduled departure as specified by Lessor or Lessor’s flight crew:

(a)	proposed departure point;

(b)	any intermediate stops;

(c)	final destination;

(d)	date and time of flight;

(e)	the number of anticipated passengers, including, if required by aviation security regulations, the names of such passenger and such personal identification information as my be required by any applicable security, immigration or customs regulations;

(f)	the nature and extent of luggage and/or cargo to be carried;

(g)	the date and time of return flight, if any;

(h)	any requests for special services (such as special catering, ground transportation, or security arrangements) that may be required in conjunction with the flight(s); and

(i)	any other information concerning the proposed flight that may be pertinent or required by Lessor or Lessor’s flight crew.

11.    Scheduling of Aircraft. Lessor shall have final authority over the scheduling of the Aircraft; provided, however, that Lessor will make reasonable efforts to accommodate Lessees’ needs and avoid conflicts in scheduling.

12.    Control of Aircraft. During all flights under this Agreement, the Aircraft shall be exclusively within the possession, command, and control of Lessor, and all such flights shall be under the operational control (as that term is defined in Section 1.1 of the FAR) of Lessor,

13.    Maintenance of Aircraft. Lessor shall be solely responsible for providing for the inspection, maintenance, preventive maintenance, overhaul, and servicing (hereinafter “Maintenance”) of the Aircraft, and shall take such requirements into account in scheduling the Aircraft, No period of required Maintenance shall be delayed or postponed for the purpose of scheduling the Aircraft, unless such Maintenance can be safely and lawfully be conducted at a later time in compliance with all applicable laws and regulations.

14.    Authority of Pilot in Command. In accordance with Section 91.3 of the FAR, the pilot in command of any flight under this Agreement shall have final and complete authority to initiate, divert a flight, terminate a flight, refuse to commence a flight, cancel any flight, or take any other action required for safety without liability for loss, injury, damage, or delay. Further, each Lessee agrees that Lessor shall not be liable for delay or failure to provide the Aircraft and/or flight crew when such delay or failure is the result of force majeure, including without limitation, government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.

15.    Flight Crew. Lessor shall contract for or employ, pay for and provide to Lessee a fully-qualified and trained flight crew, consisting of at least a pilot in command and a second in command, for each flight undertaken under this Agreement.

16.    Passengers and Baggage. There may be carried on the Aircraft on all flights under this Agreement such passengers and baggage/cargo as the Lessee in its reasonable discretion shall determine; provided, however, that the passengers to be carried on such flights shall be limited to those permitted under the pertinent provisions of Part 91 of the FAR and any applicable aviation security, immigration or customs regulations, and that the number of such passengers shall in no event exceed the number of passenger seats legally available in the Aircraft and the total load, including fuel and oil in such quantities as the pilot in command shall determine to be required, shall not exceed the maximum allowable load for the Aircraft.

17.    Prohibited Items. A Lessee agrees that it shall not permit the carriage of any contraband, prohibited dangerous goods, or illegal controlled substances on the Aircraft at any time.

18.    Damage to Aircraft. A Lessee agrees that it shall be solely responsible for any damage, normal wear and tear excepted, to the Aircraft which may be caused by its passengers, baggage, or cargo

19.    Insurance. Lessor shall maintain in full force and effect, at its sole expense, bodily injury and property damage liability insurance in an amount no less than US$150,000,000.00 combined single limit for the benefit of itself and each Lessee in connection with the operation and use of the Aircraft under this Agreement. Such insurance shall be an occurrence policy naming each Lessee and its owners, shareholders, officers, and employees as additional insureds. At Lessee’s request, Lessor will provide a Certificate of Insurance.

20.    Additional Insurance. Lessor will make its best efforts to provide such additional insurance coverage as Lessee shall request or require; provided, however, that the cost of such additional insurance shall be borne by Lessee as set forth in paragraph 7(4) herein.

21.    Indemnities. Each Lessee hereby agrees to indemnify and hold Lessor harmless from any liability arising from its use of the Aircraft under this Agreement, excepting only that liability that is caused by the sole negligence of Lessor’s crew. Notwithstanding the foregoing, Lessor shall be solely responsible for any fines, penalties, and forfeitures (except for those fines, penalties and forfeitures levied directly against the flight crew) related to the operation of the Aircraft hereunder.

22.    Warranties. Each Lessee represents and warrants that:

(a)	It will only use the Aircraft for and on account of its own business use, for the carriage of its officials, owners and guests, or for the permitted personal use of its owners, officers and employees, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire;

(b)	It shall refrain from incurring any mechanic’s or other lien in connection with inspection, preventative maintenance, maintenance servicing or storage of an Aircraft, whether permissible or impermissible under this Agreement, nor shall there be any attempt by Lessee to convey, mortgage, assign, lease or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and

(c)	during the term of this Agreement, each Lessee will abide by and conform to all such laws, governmental and airport orders, and rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by such Lessee.

(d)	It shall only use the Aircraft in accordance with all applicable policies of insurance.

23.    Assignment. Neither this Agreement nor any party’s interest herein shall be assignable to any other party whatsoever. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

24.    Modification. This Agreement cannot be and shall not be modified, altered, or amended except by written agreement executed by all parties.

25.    Aircraft Base. For the purposes of this Agreement, the base of operations of the Aircraft shall be Sky Harbor Airport, Phoenix, Arizona.

26.    Governing Law. The parties agree and acknowledge that this Agreement was reached and executed in the State of Arizona and the laws of the State of Arizona, without giving effect to its conflict of law provisions, shall govern this Agreement. Notwithstanding the foregoing, this Agreement shall also be subject to and governed by all applicable Federal law including, without limitation, the FAR

27.    Headings. The headings in this Agreement are inserted for convenience only and shall not affect the terms hereof.

28.    Counterparts. This Agreement may be signed in multiple counterparts, each of which and collectively shall constitute but one original.

29.    TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 OF THE FAR.

WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAVE BEEN INSPECTED AND MAINTAINED IN ACCORDANCE WITH THE FOLLOWING PROVISIONS OF THE FAR:

CHECK ONE:

☐	91.409 (f)(1): A continuous airworthiness inspection program that is part of a continuous airworthiness maintenance program currently in use by a person holding an air carrier operating certificate or an operating certificate issued under FAR Part 121,127, or 13 5 and operating that make and model aircraft under FAR Part 121 or operating that make and model under FAR Part 135 and maintaining it under FAR 135.411(a)(2).

☐	91.409 (f)(2): An approved aircraft inspection program approved under FAR 135,419 and currently in use by a person holding an operating certificate issued under FAR Part 135.

☒	91,409 (f)(3): A current inspection program recommended by the manufacturer.

☐	91.409 (f)(4): Any other inspection program established by the registered owner or operator of the Aircraft and approved by the Administrator of the Federal Aviation Administration in accordance with FAR 91.409 (g).

THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF FA:

CHECK ONE:

☐        91.409(f)(1)    ☐         91.409(f)(2)    ☒        91.409(f)(3)    ☐        91.409(f)(4)

LESSOR SHALL HAVE AND RETAIN OPERATIONAL CONTROL OF THE AIRCRAFT DURING ALL OPERATIONS CONDUCTED PURSUANT TO THIS AGREEMENT. EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH HEREIN, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE,

THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED AND IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.

**** Signature Page Follows ****

IN WITNESS WHEREOF, the, parties have executed this Agreement as of the date and year first written above.

Lessor:		Lessees:

DT CREDIT COMPANY, LLC		GO CAPITAL HOLDINGS, LLC

By:	/s/ Jon D. Ehlinger	By:	/s/ Steven P. Johnson
Print:	Jon D. Ehlinger	Print:	Steven P. Johnson
Title:	Secretary	Title:	Secretary

CARVANA GROUP, LLC		ORENO HOLDINGS, LLC

By:	/s/ Ernest C. Garcia II	By:	/s/ Ernest C. Garcia II
Print:	Ernest C. Garcia II	Print:	Ernest C. Garcia II
Title:	Manager	Title:	Manager

VERDE INVESTMENTS, INC.

By:	/s/ Steven P. Johnson
Print:	Steven P. Johnson
Title:	Secretary

Exhibit A

Time Sharing Agreement

Effective: October 22, 2015

Canadair Model CL-600-2B16 aircraft bearing U.S. Registration Number N604DT and manufacturer’s serial number 5627.

Bombardier Aerospace Model Global 5000 aircraft bearing U.S. Registration Number N50VC and manufacturer’s serial number 9539

Exhibit B

FSDO Notification Letter

Date: [                    ]

Federal Aviation Administration

Flight Standards District Office

1777 North Perimeter Drive

Scottsdale, AZ 85255

RE: [Aircraft Make/Model and Reg.No,]

To Whom It May Concern:

Pursuant to FAR 91.23(c)(3), you are hereby notified that the first flight in the above-referenced aircraft under a Time Sharing Agreement will depart from                      Airport at                      on [Date] at approximately          am/pm.

DT CREDIT COMPANY, LLC

By:
Print:
Title: